                                                              EXHIBIT 1.A.(3)(b)

                              VARIABLE CONTRACTS

                               SELLING AGREEMENT


                                  May 1, 1997



        John Hancock Distributors, Inc. ("JH Distributors"), as the distributor and principal underwriter, and [Company], [Address1], [Address2], [City], [State] [PostalCode](hereinafter called "[CNAME]") enter into this agreement effective with its execution by [CNAME] for the purpose of authorizing [CNAME] to solicit applications for variable life insurance and variable annuity contracts ("Contracts") distributed by JH Distributors on behalf of John Hancock Mutual Life Insurance Company ("JHMLICO") and John Hancock Variable Life Insurance Company ("JHVLICO"), a subsidiary of JHMLICO. The parties represent as follows:

        1.)   Each of JHMLICO and JHVLICO is engaged in the issuance of variable life insurance contracts and variable annuity contracts, both in accordance with Federal securities laws and the applicable laws of those states in which the Contracts have been qualified for sale. The Contracts are considered securities under the Securities Act of 1933; therefore, distribution of the Contracts is made through JH Distributors as a registered broker/dealer under the Securities Exchange Act of 1934 and as a member of the National Association of Securities Dealers, Inc. ("NASD").

        2.)   [CNAME] certifies that it is a registered broker/dealer under the
        Securities Exchange Act of 1934 and a member of the NASD. [CNAME] agrees to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

        3.)   [CNAME] will select persons to be registered and supervised by it who will be trained and qualified to solicit applications for the Contracts in conformance with applicable state and Federal laws and regulations. Persons so trained and qualified will be Registered Representatives of [CNAME] in accordance with the rules of the NASD and they will be properly licensed to represent JHMLICO or JHVLICO or both in accordance with the state insurance laws of those jurisdictions in which the Contracts may lawfully be distributed and in which they solicit applications for such Contracts.

        4.)   [CNAME] will take reasonable steps to ensure that its Registered
        Representatives shall not make recommendations to applicants to purchase Contracts in the absence of reasonable grounds to believe the purchase of each Contract is suitable for the applicant. The procedure will include review of all proposals and applications for Contracts for suitability and completeness and correctness as to form as well as review and endorsement on an internal record of [CNAME] of the transactions. [CNAME] will promptly forward to JH Distributors all applications found suitable, together with any payments received with the applications, without deduction or reduction. JH Distributors reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on applications accepted by JHMLICO or JHVLICO will be forwarded to the Registered Representative of [CNAME] for delivery to the Contract owner.

        5.)   [CNAME] will perform the selling functions required by this agreement only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and will make no representations not included in the prospectus or in any authorized supplemental material. Any material prepared or used by [CNAME] or its Registered Representatives, which describes or must describe the Contracts, or uses the name of JHMLICO or JHVLICO or the logos or Service Marks of either, must be approved by JH Distributors, in writing, prior to any such use.

        6.)   JH Distributors will provide [CNAME] with prospectuses, and any supplements or amendments thereto, describing the Contracts subject to this Agreement. JH Distributors is responsible for maintaining in effect in accordance with the requirements of the Securities and Exchange Commission each Registration Statement of which the prospectus is part. JH Distributors will immediately notify [CNAME] of the issuance of any stop order or any Federal or state regulatory proceeding which would prevent the sale of Contracts in any state or jurisdiction.

        7.)   Compensation payable on sales of the Contracts solicited by
        [CNAME] will be paid to [CNAME] by JH Distributors in accordance with the compensation schedules defined under the John Hancock Mutual Life Insurance Company General Agent's Independent Producer's Commission Agreement related thereto, as in effect at the time the contract premiums or considerations are received by JHMLICO or JHVLICO. Compensation to the Registered Representative for Contracts solicited by the Registered Representative will be governed by an agreement between [CNAME] and its Registered Representative.

        8.)   In the event of any surrender of a Contract within the 10 day
        "free look" period or, in the case of a variable life insurance policy, within 10 days after the mailing of the Notice of Withdrawal Right, any compensation payable to [CNAME] or its Registered Representatives will not be payable or will be refunded by [CNAME] if priorly paid, in accordance with the terms of the Independent Producer's Commission Agreement.

        9.)   This agreement may not be assigned except by mutual consent and will continue for an indefinite term, subject to the termination by either party by ten days advance written notice to the other party, except that in the event JH Distributors or [CNAME] ceases to be a registered broker/dealer or a member of the NASD, this agreement will immediately terminate. Upon its termination, all authorizations, rights and obligations shall cease, except the agreement in Section 11, the indemnifications in Section 12 and the payment of any accrued but unpaid compensation to [CNAME].

        10.) For the purpose of compliance with any applicable Federal or state securities laws or regulations, [CNAME] acknowledges and agrees that, in performing the services covered by this agreement, it is acting in the capacity of an independent "broker" or "dealer" as defined by the By-Laws of the NASD and not as an agent or employee of JH Distributors, JHMLICO or JHVLICO or any registered investment company. In furtherance of its responsibilities as a broker or dealer, [CNAME] acknowledges that it is responsible for statutory and regulatory compliance in securities transactions involving any business produced by its Registered Representatives concerning the Contracts.

        For the purpose of compliance with any applicable state insurance laws or regulations, [CNAME] acknowledges and agrees that only while performing the insurance-selling functions reflected by this agreement are [CNAME]'s Registered Representatives acting as the licensed insurance agents of JHMLICO or JHVLICO or both and in that capacity are authorized only to solicit applications for the Contracts which will not become effective until acceptance by JHMLICO or JHVLICO.

        11.) [CNAME] and JH Distributors jointly agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with any Contract. Without limiting the foregoing:

              (a) [CNAME] will be notified promptly of any customer complaint or notice of any regulatory authority investigation or proceeding or judicial proceeding received by JH Distributors with respect to any Contract.

              (b) [CNAME] will promptly notify JH Distributors of any customer complaint or notice of any regulatory authority investigation or proceeding or judicial proceeding received by [CNAME] with respect to any Contract.

        12.) (a) JH Distributors agrees to indemnify and hold harmless [CNAME] and each person who controls or is associated with [CNAME] against any losses, claims, damages or liabilities, joint or several, to which [CNAME] or such controlling or associated person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading contained (i) in any Registration Statement, any prospectus or any document executed by JH Distributors, JHMLICO or JHVLICO specifically for the purpose of qualifying a Contract for sale under the laws of any jurisdiction or (ii) in any written information or sales material authorized for and supplied or furnished to [CNAME] and its agents or representatives by JH Distributors, its employees or agents, in connection with the sale of the Contract, and JH Distributors will reimburse [CNAME] and each such controlling person for legal or other expenses reasonably incurred by [CNAME] or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

        (b) [CNAME] agrees to indemnify and hold harmless JH Distributors, JHMLICO and JHVLICO and each of their directors and officers against any losses, claims, damages or liabilities to which JH Distributors, JHMLICO and JHVLICO and any such director or officer may become subject under the Securities Act of 1933 and state insurance laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

              (i) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sale practices concerning a Contract by [CNAME] or

              (ii) claims by agents or representatives or employees of [CNAME] for commissions or other compensation or remuneration of any type or

              (iii) failure by agents, representatives or employees of [CNAME] to comply with all applicable state insurance laws and regulations including but not limited to state licensing requirements, rebate statutes and replacement regulations, and the provisions of this Agreement; and [CNAME] will reimburse JH Distributors, JHMLICO and JHVLICO and any director or officer thereof for any legal or other expenses reasonably incurred by JH Distributors, JHMLICO and JHVLICO or such director or officer in connection with investigating or defending any such loss, claim, damage, liability or action.

        (c) After receipt by a party entitled to indemnification of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification, such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, and the omission so to notify the indemnifying party will not relieve it from any liability, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice.

        13.)  All notices to JH Distributors should be mailed to:

                        David C. Wright, Vice President and Counsel
                        John Hancock Distributors, Inc.
                        197 Clarendon Street, C-6
                        Boston, MA 02117

              All notices to [CNAME] will be duly given if mailed to the address shown below.

                        [Company]
                        [Address1]
                        [Address2]
                        [City], [State] [PostalCode]

        14.) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        15.)  This Agreement shall be effective as of May 1, 1997.


        In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.









John Hancock Distributors, Inc.          [Company]



By:                                      By:
    ---------------------------------        -----------------------------
    Signature                                Signature



       David C. Wright
    ---------------------------------    ---------------------------------
Print Name                               Print Name


Title: Vice President                    Title:
      -------------------------------          ---------------------------



     Counsel and Corporate Secretary
    ---------------------------------        -----------------------------